UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19989	72-1211572
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2013, CJUF II Stratus Block 21 LLC (the “Joint Venture”), a joint venture between Stratus Properties Inc. (“Stratus”) and Canyon-Johnson Urban Fund II, L.P. (“Canyon-Johnson”), as borrower, Bank of America, N.A. (“BoA”), as administrative agent, and lenders party thereto from time to time, entered into a term loan agreement, a promissory note and related loan documents (collectively, the “BoA Loan Documents”), which provide for a $100 million non-recourse loan (the “BoA Loan) to refinance the W Austin Hotel & Residences Project, a 36-story mixed-use development in downtown Austin, Texas, anchored by a W Hotel & Residences.

The initial maturity date of the BoA Loan is September 29, 2016, but the Joint Venture has the option to extend such maturity date for up to three additional one-year terms. The BoA Loan accrues interest at the LIBOR Daily Floating Rate (as defined in the BoA Loan Documents) plus 2.5 percent. The Joint Venture’s obligations under the BoA Loan Documents are secured by certain property and assets related to the W Austin Hotel & Residences Project, excluding the remaining unsold condominium residences. Additionally, certain obligations of the Joint Venture under the BoA Loan Documents are guaranteed by Stratus and Canyon-Johnson, including environmental indemnification and other customary carve-out obligations.

The BoA Loan Documents contain customary financial covenants and other restrictions. As required by the BoA Loan Documents, approximately $67.3 million of the proceeds from the BoA Loan were used to fully repay the Joint Venture’s existing obligations under the amended and restated construction loan agreement by and between the Joint Venture and Beal Bank Nevada dated October 21, 2009 and related loan documents, including the amended and restated promissory note (collectively, the “Beal Bank Loan”), all of which were terminated effective September 30, 2013. In connection with the prepayment of the Beal Bank Loan, the Joint Venture paid a prepayment premium equal to 1 percent of the outstanding principal balance. Of the remaining proceeds from the BoA Loan, $12.7 million was distributed to Stratus and $17.2 million was distributed to Canyon-Johnson. As required by the Loan Agreement by and among Stratus, Stratus Properties Operating Co., L.P., Circle C Land, L.P., Austin 290 Properties, Inc. and Comerica Bank dated as of December 31, 2012 and the related promissory note establishing Stratus’ revolving credit facility, Stratus used the cash from this distribution to fully repay the $11.7 million balance outstanding under the revolving line of credit of such loan agreement.

The foregoing summary of the BoA Loan Documents does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the term loan agreement and promissory note, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 8.01. Other Events.

In connection with the BoA Loan, on September 30, 2013, the Joint Venture entered into an interest rate cap agreement, by and between the Joint Venture and SMBC Capital Markets, Inc., effective October 1, 2013 (the “Cap Agreement”). The Cap Agreement caps the total interest rate that the Joint Venture will pay under the BoA Loan at 3.5 percent for the first year the BoA Loan is outstanding, 4.0 percent for the second year and 4.5 percent for the third year. The Joint Venture paid a $0.5 million premium under the terms of the Cap Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
----------------------------------------
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)
Date: October 3, 2013

Stratus Properties Inc.
Exhibit Index

Exhibit
Number

10.1	Term Loan Agreement by and among CJUF II Stratus Block 21 LLC, Bank of America, N.A., and the lenders party thereto from time to time, dated September 30, 2013.

10.2	Promissory Note by and between CJUF II Stratus Block 21 LLC and Bank of America, N.A., dated September 30, 2013.